2nd Quarter Earnings Slides August 2, 2013 Exhibit 99.1

This Presentation includes and references “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, expectations regarding refining margins, revenues, cash flows, capital expenditures, turnaround expenses and other financial items. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, margins and profitability. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar terms and phrases to identify forward-looking statements in this Presentation, which speak only as of the date the statements were made. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this Presentation. Forward Looking Statements 2

3Q 2013 Guidance 3 California Pacific Northwest Mid- Continent Throughput (mbpd) 515 – 525 165 – 175 120 – 130 Manufacturing Cost ($/bbl) $ 5.75 $ 4.10 $ 3.70 $ in millions, unless noted Corporate/System Refining Depreciation $ 100 Corporate Expense Before Depreciation $ 48 Interest Expense Before Interest Income $ 43

Net Earnings



$ in millions
Net Earnings
387
273
27
93
227
2Q 2012
3Q 2012
4Q 2012
1Q 2013
2Q 2013



$ per share
EPS (Diluted)
from Continuing Operations
2.58
1.82
1.32
0.68
1.72
2Q 2012
3Q 2012
4Q 2012
1Q 2013
2Q 2013

$ in millions, except per share amounts	2Q 2012	3Q 2012	4Q 2012	1Q 2013	2Q 2013
Refining	$ 610	$ 584	$ 364	$ 283	$ 395
Retail	72	18	41	15	25
Corporate and Unallocated Costs	(38)	(119)	(67)	(105)	(56)
Interest and Financing Costs	(34)	(66)	(30)	(30)	(33)
Other Income (Expense), Net[1]	(19)	(2)	(5)	-	56
Income Tax Expense	(222)	(149)	(111)	(58)	(138)
Net Earnings (Loss) from discontinued operations, net of tax[2]	24	14	(157)	(1)	(11)
Less Net Earnings Attributable to Non-Controlling Interest	(6)	(7)	(8)	(11)	(11)
Net Earnings Attributable to Tesoro Corporation	$ 387	$ 273	$ 27	$ 93	$ 227
EPS (Diluted) from Continuing Operations	$ 2.58	$ 1.82	$ 1.32	$ 0.68	$ 1.72
EPS (Diluted) from Discontinued Operations	$ 0.17	$ 0.10	$ (1.13)	$ (0.01)	$ (0.08)

1. Represents net amount of interest income and other income (expense), as reported.
2. On June 17, 2013, we entered into an agreement to sell all of our interest in Tesoro Hawaii, LLC, which operates our 94 mbpd Hawaii refinery, retail stations and associated logistics assets to a subsidiary of Par Petroleum Corporation. As a result, we have reflected its results of operations as discontinued operations for all periods presented, and we have excluded our Hawaii operations from the financial and operational data presented in the tables and discussion that follow.

4

1,972 428 531 (695) (2,621) (97) (292) 1,630 Beginning Cash Adjusted EBITDA Working Capital & Other Acquisitions Interest & Tax, Net Capital Expenditures & Turnaround Financing Ending Cash 2Q 2013 Cash Flow 5 $ in millions 1. Reconciliations of Adjusted EBITDA, a non-GAAP financial measure, to net income and cash flows from operating activities are included in the press release issued on August 1, 2013. 1

Throughput by Refining Region 6 143 140 146 80 100 120 140 160 2Q 2012 2Q 2013 Guidance 2Q 2013 Actual MBPD Pacific Northwest 112 105 104 80 90 100 110 120 2Q 2012 2Q 2013 Guidance 2Q 2013 Actual MBPD Mid-Continent 268 270 374 100 150 200 250 300 350 400 2Q 2012 2Q 2013 Guidance 2Q 2013 Actual MBPD California

Manufacturing Cost by Refining Region 4.02 4.85 4.30 - 1.00 2.00 3.00 4.00 5.00 6.00 2Q 2012 2Q 2013 Guidance 2Q 2013 Actual $/bbl Pacific Northwest 3.95 4.30 4.31 - 1.00 2.00 3.00 4.00 5.00 2Q 2012 2Q 2013 Guidance 2Q 2013 Actual $/bbl Mid-Continent 5.70 6.05 6.11 - 2.00 4.00 6.00 8.00 2Q 2012 2Q 2013 Guidance 2Q 2013 Actual $/bbl California 7